EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

EXHIBIT 10.2

Specialized Services Agreement
USU	Sponsor

Name: Utah State University

Sponsored Programs

Office of Research and Graduate Studies

1415 Old Main Hill

Logan, UT 84322-1415

Attn: Devin Hansen

Email: devin.hansen@usu.edu

Phone: (435) 797-9153

Fax: (435) 797-3543

SPONSOR: Dave Strayer Company Name: AIM ImmunoTech, Inc. Address: 2117 SW Highway 484 Ocala, FL 34473 Email David.Strayer@AIMimmuno.com Phone:
Make checks payable to: Utah State University Institute for Antiviral Research 5600 Old Main Hill Logan, UT 84322-5600 Attn: Therese Tarbet	Send Invoice To: (If different than above) Name: Address:
Specialized Services Requested: (See attached Exhibit A)

THIS AGREEMENT is entered into on __23 June 2020__ by and between __ Dave Strayer, AIM ImmunoTech Inc. _ (Sponsor) having its principal place of business as detailed above, and Utah State University (USU), a state institution of higher education.

WHEREAS, Sponsor desires the specialized services the USU Institute for Antiviral Research has developed, and WHEREAS USU provides specialized services to both public and private entities for the public’s benefit, and in fulfillment of its role as a Land Grant University, THEREFORE, under the direction of Dr. Jonna Westover (“Principal Investigator”), the Parties agree as follows:

1)       Scope of Work – USU shall provide the Services identified in the attached Exhibit A.

2)       Payment for Services - Sponsor agrees to pay the fixed price amount shown in Exhibit A to USU for performance of the Services, and in accordance with the terms, rates, and descriptions found in Exhibit A. Sponsor understands that USU may use these funds to purchase materials and/or capital equipment in furtherance of USU’s research capabilities.

3)       Scheduling Services - The scheduling of such Services shall be arranged to avoid conflict with USU’s educational and research programs. USU shall control the scheduling of such Services, but will use reasonable efforts to meet the mutually agreed upon written schedule of delivery.

4)       Term – This Agreement shall be in effect from the date first written herein until 1 year from above date.

5)       Reports - USU shall provide Sponsor with a written report regarding the data obtained in the course of said Services upon the completion of the Services.

6)       Confidentiality –“Confidential Information” shall mean any Sponsor-provided materials, written information, and data marked “Confidential,” or non-written information and data disclosed which is identified at the time of disclosure as confidential by Sponsor. USU hereby agrees to use the same reasonable care it uses to protect its own confidential information to maintain as confidential any data provided by Sponsor, and will not disclose or publish Sponsor’s Confidential Information without Sponsor’s express, prior written permission. USU’s obligations hereunder do not apply to information in the public domain through no act or failure to act of USU, or independently known or obtained by USU prior to disclosure by Sponsor. USU will use reasonable efforts to limit use and access to any Confidential Information provided by Sponsor to only those USU employees and faculty performing Services. As an entity of the State of Utah, USU is subject the Government Records Access and Management Act (“GRAMA”), making it subject to rulings of courts that may prompt the disclosure of certain protected documents. A disclosure required by the courts will not be in violation of this section.

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED

7)       Publication – USU reserves the right to publish, or permit to be published by USU personnel, any results or conclusions of Services, to the extent any such results or conclusions do not disclose Sponsor Confidential Information. To prevent unauthorized disclosure or exploitations of Sponsor Confidential Information, USU shall provide Sponsor with a copy of any proposed publication resulting from Services at least thirty (30) days prior to submission for publication. If, during that time, USU receives written notification from Sponsor that the proposed publication includes Confidential Information, USU will delay such publication for an additional thirty (30) days to give Sponsor time to address concerns. If Sponsor determines that Confidential Information is included in the proposed publication, USU will, at Sponsor’s written request, remove such Confidential Information prior to submission for publication. AIM also has the right to jointly co-publish with the Utah State authors based on the data.

8)       Intellectual Property – USU’s intellectual property rights are limited to discoveries made by USU during the Services identified under Exhibit A, including laboratory methodologies or techniques developed or used in the performance of Services, and any data from experiments or tests not involving Sponsor-provided materials (controls, generic materials, or samples), including control data that is reported to Sponsor. USU reserves all rights title and interest to new or existing methodologies, procedures, and processes used by USU to complete Services, except to the extent such improvements, modifications or enhancements include, incorporate, reference or access Sponsor-provided materials and/or Confidential Information (“Sponsored IP”); in which case such rights, title and interest to Sponsored IP will vest with Sponsor. Ownership of and title to all trademarks, patents and other intellectual property rights in all inventions, discoveries, and other intellectual property (all herein “Intellectual Property”) which are made, conceived, reduced to practice, generated by or arise out of the Research Project under this Agreement shall follow the inventorship under U.S. patent law.

9)       Publicity - Neither party will use the name of the other party in any publicity, advertising, or news release without the prior written approval of the authorized representative of the other party. This includes reference to USU or Sponsor’s names, internal organizations (departments, institutes, subsidiaries, etc.), or individual employees.

10)       Termination - Either party may terminate this Agreement upon thirty (30) days prior written notice to the other. All reasonable costs and non-cancelable obligations incurred by USU at the time of said termination shall be reimbursed by Sponsor. At the request of Sponsor, all unused Sponsor-provided materials at the time of termination shall either be destroyed by USU, or returned to Sponsor, at Sponsor’s direction and discretion.

11)       University Status – Each party shall be deemed to be an independent contractor and neither party will have the power or authority to bind or obligate the other party. USU will not subcontract or assigns its duties, obligations or the Services hereunder without Sponsor’s prior written permission. USU will be fully responsible for any subcontractor’s performance of Services.

12)       Warranties and Indemnity – USU RESEARCH SERVICES ARE DELIVERED “AS IS.” USU MAKES NO REPRESENTATIONS REGARDING ITS QUALITY OR PERFORMANCE WHEN USED BY SPONSOR. USU EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Sponsor agrees to indemnify and hold harmless USU against any claims and costs (including counsel fees) arising out of Sponsor’s commercial sale or distribution of products or processes developed under this Agreement to the extent of Sponsor’s negligence or willful misconduct, except to the extent of USU’s negligence or willful misconduct.

13)       Export Control - USU will not accept export-controlled materials or technical information under this agreement. Sponsor warrants that materials and technical information provided to USU are not subject to U.S. Export Control laws.

14)       Governing Law - This Agreement shall be governed and construed in accordance with the laws of the State of Utah.

15)       Entire Agreement - This Agreement contains the entire and only agreement between the parties respecting the subject matter hereof and supersedes or cancels all previous negotiations, agreements, commitments and writings between the parties on the subject of this Agreement. Should processing of this Agreement require issuance of a purchase Agreement or other contractual document, all terms and conditions of said document are hereby deleted in entirety. This Agreement may not be amended in any manner except by an instrument in writing signed by the duly authorized representatives of each of the parties hereto.

By an Authorized Official of Utah State University		By an Authorized Official of Sponsor

/s/ Devin Hansen	06/23/2020	/s/ Peter Rodino	06/23/2020
Devin Hansen	Date	Name: Peter Rodino	Date
Contract Administrator		Title: General Counsel

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

EXHIBIT A

***